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                                                                     EXHIBIT 5.1


October 24, 2001



Community Bank Systems, Inc.
5790 Widewaters Parkway
Dewitt, NY 13214

Re: Community Bank Systems, Inc / Registration Statement of Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Community Bank System, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (Registration No. 333-68866) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 1,380,000 shares of common stock, no par value, of the Company (the "Shares") to be sold by the Company.

As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered as described in the Registration Statement and the related prospectus against payment described therein, the Shares will be validly issued, fully paid and non-assessable shares of common stock of the Company.

We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not



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October 23, 2001
Page 2



thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.



Very truly yours,

/s/ BOND, SCHOENECK & KING, LLP